ANNEX I


                    BALDWIN PIANO & ORGAN COMPANY

                  1994 INCENTIVE STOCK OPTION PLAN


           1.   Effective Date.

           This Plan known as the Baldwin Piano & Organ Company 1994 Incentive Stock Option Plan (the "1994 Plan") shall become effective May 10, 1994, the date fixed by the Board of Directors (the "Board") of Baldwin Piano & Organ Company (the "Company"), subject to approval, on or before May 9, 1995, by the stockholders of the Company.

           2.   Purpose.

           This 1994 Plan is to afford an incentive to corporate officers and key managerial personnel of the Company and of any subsidiaries of the Company to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries to attract and retain such officers and key managerial personnel.

           3.   Definitions.

           The following terms, when capitalized, shall have the designated meanings set forth below, unless a different meaning is plainly required by the context.

           (a) "Change in Control" shall mean the consummation of any event or transaction which constitutes a business combination as defined in Section 203(c)(3) of the Delaware General Corporation Law, as such section is in effect on the effective date of this 1994 Plan, without regard as to whether the Company's Certificate of Incorporation or Bylaws provide that Section 203 is applicable to the Company.

           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Any specific provisions of the Code referenced herein shall be deemed to refer to corresponding provisions of any amendment, revision, or successor of the Code or such provisions adopted in lieu of the referenced provisions.

           (c) "Committee" shall mean the Company's Executive Compensation Committee which may be appointed from time to time by a resolution passed by a majority of the whole Board.

           (d) "Common Stock" shall mean the Company's common stock with a par value of one cent per share as authorized by the Company's Certificate of Incorporation as of the effective date of this 1994 Plan and any class of stock subsequently authorized by the Company and issued in replacement of the then outstanding shares of the Company's common stock.

           (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Any specific provisions of the Exchange Act referenced herein shall be deemed to refer to corresponding provisions of any amendment, revision, or successor of the Exchange Act or such provisions adopted in lieu of the referenced provisions.

           (f) "Exercise Date" shall mean the date that the Secretary of the Company receives written notice from an option grantee that the option grantee is exercising his or her right to purchase shares of Common Stock underlying an option granted under this 1994 Plan.

           (g) "Fair Market Value" shall mean the closing sale price for a share of Common Stock on the relevant date as reported by the National Association of Securities Dealers Automated Quotation System, or such other source for reports of trading of the Common Stock as the Committee may reasonably select from time to time.
           If there are no reported trades of Common Stock on the relevant date, then Fair Market Value shall be determined as of the close of business on the next following business day on which there is a reported trade. If this method is not available or does not accurately reflect the fair market value of the Common Stock, then the Committee shall make a good faith determination of the fair market value using any reasonable method of valuation.

           (h) "Grant Date" shall mean the date that the Committee approves the granting of an option under this 1994 Plan.

           (i) "Incentive Stock Option" shall mean an option which qualifies as an incentive stock option under Section 422 of the Code.

           (j)  "Parent Corporation" shall have the definition provided in
           Section 424 of the Code.

           (k) "Subsidiary Corporation" shall have the definition provided in Section 424 of the Code.

           4.   Shares Available for Option Grants.

           The shares of the Company's stock which may be optioned and sold under this 1994 Plan shall not exceed 300,000 shares of Common Stock, which shares may be taken from the unissued but authorized shares of Common Stock, from treasury shares, or from Common Stock purchased by the Company from the open market. If for any reason an option under this 1994 Plan expires in whole or in part prior to exercise, shares subject to such expired option may again be subjected to an option under this 1994 Plan. The maximum annual individual award of options is for the purchase of 10,000 shares of Common Stock.

           5.   Eligibility.

           Options shall be granted only to key persons who on the Grant Date are corporate officers or key managerial personnel of the Company or of any Parent Corporation or Subsidiary Corporation of the Company, and who are eligible under the Code to receive an Incentive Stock Option. The Committee will determine the employees to whom options are to be granted and the number of shares subject to each option. Participation in this 1994 Plan and the exercise or non-exercise of any option granted are entirely voluntary on the part of each employee to whom the option is offered.

           Under the terms of Section 422 of the Code, an option may be granted at any time prior to May 10, 2004; and an option may be exercised at any time within ten years after the Grant Date of such option, except that an option granted to any individual who owns more than ten percent of the value of the total outstanding stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company must be exercised within five years after the Grant Date of such option. In determining stock ownership under this Section 5 and under Section 6, the attribution rules of Section 424(d) of the Code shall apply.

           6.   Exercise Price.

           The price at which shares of Common Stock may be purchased under the stock options granted hereunder shall be fixed by the Committee and shall not be less than the following:

           (a) 110% of the Fair Market Value on the Grant Date (but not less than par value), with respect to an option granted to an individual who owns more than ten percent of the value of the total outstanding stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company; or

           (b) the Fair Market Value on the Grant Date (but not less than par value), with respect to an option granted to individuals other than those described in subsection (a).

           7.   Exercise of Option.

           Options may be exercised from time to time by delivering to the Secretary of the Company written notice of exercise stating the number of shares of Common Stock with respect to which an option is being exercised. Upon exercise, the exercise price shall be paid in full by (a) cash or check payable to the Company, (b) delivery of shares of Common Stock, or (c) a combination of both. The option grantee shall have the sole discretion as to which of the foregoing payment methods shall be utilized in connection with any exercise of an option. Payment by delivery of shares of Common Stock may be made by (i) the delivery of Common Stock already owned by the option grantee, or (ii) the exchange, in successive steps, of Common Stock to be received from the exercise of the option, with the result that the option grantee will receive from the exercise a net number of shares of Common Stock represented by the difference between the total number of shares with respect to which the option is being exercised and that number of shares the Fair Market Value (determined as of the Exercise Date) of which is equal to that portion of the price being paid by the delivery of shares of Common Stock.

           8.   Withholding Taxes.

           The Company or a Parent Corporation or Subsidiary Corporation of the Company shall require a payment from an option grantee to cover applicable withholding taxes. Upon the issuance of shares of Common Stock following an option exercise, the Company shall retain or sell without notice the number of shares of Common Stock otherwise to be issued to the option grantee which shares have an aggregate Fair Market Value (determined by the Company as of the Exercise Date) sufficient to satisfy the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such payment, remitting any cash balance relating to fractional shares to the option grantee; provided, however, that upon providing written notice to the Company no later than the Exercise Date, the option grantee shall have the right to provide the Company with sufficient funds prior to the issuance of the shares to enable the Company to pay such tax.

           9.   Time of Grant, Period of Options, and Right to Exercise.

           Subject to the provisions and limitations of this 1994 Plan, options may be granted by the Company at such time or times as may be determined by the Committee during the period this 1994 Plan is in effect. The time or times when options granted hereunder or portions thereof shall become exercisable, the expiration dates of the options, the manner of their exercise, and the terms of payment of the exercise price shall be as determined by the Committee at or prior to the respective Grant Dates of the options.

           Prior to the expiration of the option, each option granted hereunder shall be exercisable (a) during the lifetime of the option grantee only by the option grantee (except as provided in the following paragraph), and (b) while the option grantee is an employee of either the Company, a Parent Corporation or Subsidiary Corporation of the Company, or a corporation or Parent Corporation or Subsidiary Corporation of such corporation issuing or assuming the option in a transaction to which Section 424(a) of the Code applies, or within the three (3) month period immediately following the termination of such employment for reasons other than death or permanent disability (as defined in Section 22(e)(3) of the Code) or within the applicable period provided by the Code for termination due to death or permanent disability.

           In the event of the death of an option grantee at a time when the option grantee is entitled to exercise an option or any part thereof, the option grantee's estate, or any person who acquires the right to exercise the option grantee's option by bequest or inheritance or by reason of the option grantee's death, shall have such rights to exercise the option grantee's option as provided in the grant of the option to the option grantee as shall be permissible in the case of Incentive Stock Options under the Code.

           10.  Limitation on Exercisability.

           The aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock issuable pursuant to the Incentive Stock Options granted under this 1994 Plan and under any other plan of the Company and any Parent Corporation and Subsidiary Corporation of the Company which are exercisable for the first time by any option grantee during any calendar year shall not exceed $100,000. Options for shares which are exercisable for the first time by any option grantee during any calendar year in excess of $100,000 shall be treated as options which are not Incentive Stock Options, in accordance with Section 422(d)(1) of the Code.

           11.  Non-Transferability.

           Options granted hereunder shall be personal to the option grantee, and shall be non-assignable and non-transferable otherwise than by will and by the law of descent and distribution.

           12.  Adjustment of Shares.

           In the event there is any change in the Common Stock by reason of a stock dividend paid in shares of Common Stock, a recapitalization, a reclassification, a merger, a stock split, a split-up, a split-off, a spin-off or a combination of shares with respect to the Common Stock, the exercise price under any option outstanding hereunder and the number of shares as to which such option is then exercisable shall be appropriately adjusted by the Committee at the time of the event such that the option grantee's proportionate interest shall be maintained as before the occurrence of such event; and in any such case, an appropriate adjustment shall also be made in the total number of shares of Common Stock reserved for the future granting of options under this 1994 Plan. Any such adjustment made by the Committee pursuant to this 1994 Plan shall be binding upon the holders of all unexpired option rights outstanding hereunder. The Company shall give to each option grantee appropriate information as to any such adjustments.

           13.  Change in Control.

           If a Change in Control of the Company occurs, the Committee shall make arrangements for the substitution of new options for the options, or for the assumption of the options, provided that such arrangements shall meet the requirements of Section 424(a) of the Code. Notwithstanding the foregoing, any outstanding options subject to vesting which have not fully vested as of the date of a Change in Control shall automatically vest and become immediately exercisable unless the option grantee agrees otherwise.

           14.  Administration.

           This 1994 Plan shall be administered by the Committee, or, if no Committee has been appointed by the Board, shall be administered by the Board. No option grantee hereunder shall be a member of such Committee. All actions of the Committee shall be subject to the approval of the Board.

           15.  Form of Option.

           Each option granted hereunder shall contain such provisions and conditions in addition to those included in this 1994 Plan as the Committee shall deem advisable, provided that no such additional provisions or conditions shall be inconsistent with this 1994 Plan or with the provisions of the Code dealing with Incentive Stock Options.

           16.  Duration and Amendment.

           This 1994 Plan shall expire, unless sooner terminated by the Board, on May 10, 2004. This 1994 Plan may be terminated at any time as to all shares not then subject to outstanding options, by a resolution duly adopted by the Board. Neither the expiration nor the termination of this 1994 Plan shall affect any option theretofore granted hereunder.

           The Board may from time to time amend this 1994 Plan, except that:

           (a) the Board may not cause this 1994 Plan, as amended, to fail to qualify as a plan for the issuance of Incentive Stock Options or to be inconsistent with the provisions of the Code dealing with Incentive Stock Options; and

           (b) when required by tax, securities, or other laws, the Board must obtain the approval of the stockholders before the Board may:

                (i) increase the maximum number of shares for which options may be granted under this 1994 Plan, except as set forth in
                Section 12 above;

                (ii) change the class of employees eligible to receive options;

                (iii) change the limitation with respect to the minimum price at which shares may be optioned; or

                (iv) take any other action for which the applicable law requires the approval of the stockholders.

           Any amendment of this 1994 Plan shall apply to all options granted on or after the date of such amendment. If such amendment were also applied to options granted prior to the date of the amendment and would adversely affect the rights of such option grantee, the amendment may be made with regard to such prior options only with the consent of such option grantee.

           17.  Registration of Shares.

           Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained.

           18.  Rule 16b-3 Savings Clause.

           To the extent that they apply to persons subject to Section 16 of the Exchange Act, transactions under this 1994 Plan are intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act. Any provision of this 1994 Plan or action by the Committee or the Board shall be interpreted, wherever possible, to comply, and to the extent that it does not comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

           19.  Notices.

           All notices given, made, delivered, or transmitted to an option grantee by the Company shall be deemed duly given when mailed first class mail, postage prepaid, and addressed to the option grantee at the address last appearing on the records of the Company. An option grantee may change the address as shown on the records of the Company by giving written notice thereof to the Company.